                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                      DATE OF REPORT:  JANUARY 13, 1998
                       (Date of earliest event reported)

                          CINCINNATI MICROWAVE, INC.
            (Exact name of registrant as specified in its charter)

        Ohio                          0-13136               31-0903863
        ----                          -------               ----------
(State or other jurisdiction  (Commission File Number)    (I.R.S. Employer
 of incorporation)                                       Identification No.)


8520 East Kemper Road, Suite B, Cincinnati, Ohio             45249
(Address of principal executive office)                    (Zip Code)

Registrant's telephone number, including area code:      (513) 489-2216





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(Former name, former address and former fiscal year, if changed since last report)

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FORM 8-K                                 CINCINNATI MICROWAVE, INC.


Item 3.  BANKRUPTCY OR RECEIVERSHIP

On January 13, 1998 an order confirming the plan of liquidation was entered by the United States Bankruptcy Court for the Southern District of Ohio, Western Division. The plan calls for the liquidation of all of the assets of the Debtor and the distribution of the proceeds from such liquidation to creditors and interest-holders in accordance with the distributive provisions of the Bankruptcy Code. In order to effectuate the plan, a liquidating trustee will be appointed, whose primary responsibility is to assemble and, to the extent necessary, liquidate the Distributable Assets. A copy of the plan, as confirmed, including exhibits and modifications, is filed as an Exhibit hereto. Under the plan, as confirmed, all shares of the registrant will be cancelled as of the Effective Date (as defined in the plan) and the plan does not provide for the reservation or future reservation of any such shares or the issuance of any new shares. The assets and liabilities of the registrant as of December 31, 1997 are set forth as an Exhibit hereto.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits

              Exhibit 2(A) - Plan of liquidation, as confirmed, including exhibits and modifications thereto.

              Exhibit 2(B) - Balance Sheet for period ending December 31,
              1997.
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FORM 8-K                                        CINCINNATI MICROWAVE, INC.


                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



January 13, 1998                            CINCINNATI MICROWAVE, INC.

                                            By: /s/ George W. Fels
                                                ---------------------------
                                                George W. Fels, President